UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Agile Software Corporation, a Delaware corporation (“Agile”), entered into an Agreement and Plan of Reorganization, dated June 27, 2006 (the “Merger Agreement”), to acquire Prodika, Inc. (“Prodika”), a privately held Texas corporation, and its parent, Xeno Development, Inc. (“Xeno”), through a merger of a subsidiary of Agile into Xeno (“the Merger”). On June 30, 2006, the parties to the Merger Agreement closed the Merger. Prodika develops and provides product lifecycle management solutions to the consumer packaged goods industry, particularly its food and beverage sector.

Pursuant to the Merger Agreement, Agile paid the shareholders of Xeno $15,000,000 in cash at closing. In addition, the Merger Agreement provides for Agile’s payment of an earn-out of up to $12,500,000.

On June 28, 2006, Agile issued a press release announcing that it has entered into a definitive agreement to acquire Prodika. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 28, 2006, announcing that Agile Software Corporation has entered into a definitive agreement to acquire Prodika, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 28, 2006, announcing that Agile Software Corporation has entered into a definitive agreement to acquire Prodika, Inc.